UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	26-2875286
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates (if applicable):  333-153356

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to common stock, par value $0.001 per share, of the registrant (the “Common Stock”).  The description of the Common Stock set forth under the heading “Description of Securities” in the registrant’s registration statement on Form S-11 (SEC File No. 333-153356) (the “Registration Statement”), as originally filed with the Securities and Exchange Commission on September 5, 2008, and as amended by Amendments No. 1 through 5 and any amendments to such registration statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission:

1

Articles of Amendment and Restatement of Inland Diversified Real Estate Trust, Inc., incorporated by reference to Exhibit 3.1 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

2

Amended and Restated Bylaws of Inland Diversified Real Estate Trust, Inc., effective August 12, 2009, incorporated by reference to Exhibit 3.2 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

3

Distribution Reinvestment Plan, incorporated by reference to Appendix B to the prospectus contained in Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

4

Share Repurchase Program, incorporated by reference to Exhibit 4.2 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

5

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date: April 14, 2010	By:	/s/ Barry L. Lazarus
Name: Barry L. Lazarus
Title: President

EXHIBIT INDEX

Exhibit No.	Exhibit
(1)

Articles of Amendment and Restatement of Inland Diversified Real Estate Trust, Inc., incorporated by reference to Exhibit 3.1 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

(2)

Amended and Restated Bylaws of Inland Diversified Real Estate Trust, Inc., effective August 12, 2009, incorporated by reference to Exhibit 3.2 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

(3)

Distribution Reinvestment Plan, incorporated by reference to Appendix B to the prospectus contained in Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

(4)

Share Repurchase Program, incorporated by reference to Exhibit 4.2 to the Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356)

(5)

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356)